Exhibit 10.18

FORM OF AMENDED AND RESTATED
MANAGEMENT STOCKHOLDER’S AGREEMENT

This Amended and Restated Management Stockholder’s Agreement (this “Agreement”) is entered into as of                             , 2007 (the “Effective Date”) between Capmark Financial Group Inc., a Nevada corporation (the “Company”), and the undersigned person (the “Management Stockholder”) (the Company and the Management Stockholder being hereinafter collectively referred to as the “Parties”).  All capitalized terms not immediately defined are hereinafter defined in Section 7(b) of this Agreement.

WHEREAS, the Company entered into that certain Stock Purchase Agreement, dated as of August 2, 2005, by and among General Motors Acceptance Corporation, a Delaware corporation (“GMAC”), GMAC Mortgage Group, Inc., a Michigan corporation, the Company and GMACCH Investor LLC, a Delaware limited liability company (“Investor LLC”) (which is owned by affiliates of each of Kohlberg Kravis Roberts & Co. L.P. (“KKR”), Five Mile Capital Partners LLC (“FMCP”), Dune Capital Management L.P. (“Dune”), The Goldman Sachs Group, Inc. (“GSCP” and, collectively with KKR, FMCP, and Dune, the “Investors”)) (as amended, including the amendment and restatement thereof dated as of January 16, 2006, the “Stock Purchase Agreement”), pursuant to which Investor LLC acquired on March 23, 2006 approximately 78% of the outstanding common stock, par value $0.001 per share of the Company (such transaction, the “Acquisition”);

WHEREAS, the Management Stockholder has been selected by the Company to purchase shares of Common Stock and in connection therewith may receive an option to purchase shares of Common Stock (the “Option”) pursuant to the terms set forth below and the terms of the 2006 Equity Plan for Key Employees of Capmark Financial Group Inc. and Its Affiliates (the “Option Plan”) and, if applicable, the Stock Option Agreement, dated as of the date hereof, entered into by and between the Company and the Management Stockholder (the “Stock Option Agreement”);

WHEREAS, in connection with the Management Stockholder’s subscription for Common Stock and, if applicable, the grant of the Option, the Management Stockholder will be required to execute and deliver a Sale Participation Agreement between the Management Stockholder and Investor LLC (the “Sale Participation Agreement”), the Stock Option Agreement, a Form W-9, and other documents and instruments deemed necessary or desirable by the Company to effect the transactions contemplated hereby (this Agreement, the Sale Participation Agreement, the Stock Option Agreement, the Form W-9 and such other documents and instruments being referred to herein, collectively, as the “Management Stockholder Documents”);

WHEREAS, this Agreement is one of several other agreements (“Other Management Stockholders’ Agreements”) which have been, or which in the future will be, entered into between the Company and individuals other than the Management Stockholder who are or will be key employees of the Company or one of its subsidiaries (collectively, the “Other Management Stockholders”);

WHEREAS, the Management Stockholder has received a Confidential Information Memorandum relating to the offering of the Common Stock by the Company to the Management Stockholder and the other Management Stockholders (the “Memorandum”).

NOW THEREFORE, to implement the foregoing and in consideration of the grant of the Option and of the mutual agreements contained herein, the Parties do hereby agree as follows:

1.                                       Subscription for Common Stock; Issuance of Option; Certain Acknowledgments and Agreements of the Management Stockholder.

(a)                                  Subject to the terms and conditions hereinafter set forth, the Management Stockholder agrees to purchase from the Company the number of newly issued shares of Common Stock set forth under the caption “Base Share Amount” on the signature page of this Agreement (the “Master Signature Page”) at a price per share equal to $           .      (the “Share Price”).  The shares of Common Stock subscribed for hereunder are referred to herein as the “Shares” or “Purchased Stock” and the aggregate purchase price for the Shares subscribed for hereunder is referred to herein as the “Investment Amount”.

(b)                                 The Management Stockholder acknowledges and agrees that the subscription of the Management Stockholder hereunder constitutes an irrevocable agreement by the Management Stockholder to purchase the Shares for the Investment Amount and the Management Stockholder is not entitled to cancel, terminate or revoke this subscription or any agreements of the Management Stockholder hereunder, including the power of attorney granted hereby.  The Management Stockholder further acknowledges and agrees that except as otherwise set forth in this Section 1, the subscription of the Management Stockholder hereunder, including the power of attorney, survives (i) changes in the Management Stockholder Documents which in the aggregate are not material and (ii) the death or Disability of the Management Stockholder.

(c)                                  Subject to the terms and conditions hereinafter set forth and as set forth in the Option Plan, as of the Closing Date, the Company shall issue to the Management Stockholder (if applicable), an Option to acquire shares of Common Stock at an initial exercise price per share equal to $     .      per share (the “Base Price”).  The number of shares of Common Stock subject to the Stock Option Agreement, if any, will be set forth on the Master Signature Page.  The Management Stockholder acknowledges and agrees that the Company will fill in the number of shares subject to the Stock Option Agreement, if any, following the closing of the Management Stockholder’s purchase of Common Stock hereunder.

(d)                                 The Management Stockholder hereby irrevocably makes, constitutes and appoints the Company (and any designee of, substitute for, or successor to, the Company) as the Management Stockholder’s true and lawful attorney and authorized signatory in the Management Stockholder’s name, place and stead, (i) to receive and pay over to the Company on behalf of the Management Stockholder, to the extent set forth in this Agreement, all funds received hereunder, (ii) to execute and deliver, on behalf of the Management Stockholder amendments, restatements, cancellations, or modifications of the Management Stockholder Documents, including, without limitation, (A) filling in or amending amounts, dates and other pertinent information provided that such changes in the aggregate are not material, and (B) amendments, restatements and modifications that have been approved in accordance with the provisions of Section 18 hereof and (iii) to make, execute, acknowledge, deliver, swear to, file or record any instrument, including without limitation any stock power, or filing which the Company considers necessary or desirable to carry out the purposes of this Agreement or the other Management Stockholder Documents or that may be required under the laws of any state or local government or of any other jurisdiction; and any and all amendments, restatements, cancellations, or modifications of such instruments.  This power of attorney shall be deemed coupled with an interest, shall be irrevocable and shall survive any transfer of some or all of the Management Stockholder’s shares of Common Stock.

(e)                                  The Management Stockholder acknowledges and agrees that his subscription for Common Stock contained herein may be accepted or rejected, in whole or in part, by the Company in its sole and absolute discretion.  No subscription shall be deemed accepted until the Company has delivered to the Management Stockholder an executed counterpart of this Agreement indicating on the Master Signature Page of the Company the amount of the subscription accepted by the Company.  In the event of the Company’s complete rejection of the Management Stockholder’s subscription, this Agreement and the other Management Stockholder Documents will terminate and neither the Company nor the Management Stockholder will have any rights or obligations hereunder or thereunder.

(f)                                    The Management Stockholder agrees to pay the full Investment Amount by wire transfer of immediately available funds to an escrow account maintained by the Company and identified in the covering letter accompanying this Agreement (the “Escrow Account”).  Any interest earned on funds paid by the Management Stockholder to the Escrow Account will be paid to the Management Stockholder promptly following the earlier to occur of (i) the Closing or (ii) the termination of this Agreement by the Company pursuant to the provisions hereof.  The Investment Amount will be held in the Escrow Account until the closing of the issuance and sale of the Shares to the Management Stockholder pursuant to this subscription (the “Closing”).  The Closing shall be held on the date determined by the Company (the “Closing Date”).  At the Closing, the Investment Amount (or if the Company accepts less than all of the Management Stockholder’s subscription, a portion of the Investment Amount equal to the number of Shares to be sold to the Management Stockholder multiplied by the Share Price) will be transferred from the Escrow Account into the Company’s operating account and the Company will issue to the Management Stockholder a number of Shares equal to the portion of the Investment Amount transferred to the Company divided by the Share Price.  In the event that the Company accepts less than all of the Management Stockholder’s subscription, the Company will return to the Management Stockholder the portion of the Investment Amount paid by the Management Stockholder into the Escrow Account that exceeds the aggregate purchase price for the Shares purchased.

(g)                                 The Master Signature Page constitutes the Management Stockholder’s signature page for this Agreement, the Sale Participation Agreement, and the Stock Option Agreement.

2.                                       Management Stockholder’s Representations, Warranties and Agreements.

(a)                                  In addition to agreeing to the restrictions on transfer of Stock set forth in Sections 3 and 4, if the Management Stockholder is a Rule 405 Affiliate, the Management Stockholder also agrees and acknowledges that he will not transfer any shares of Stock unless:

(i)  the transfer is pursuant to an effective registration statement under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Act”), and in compliance with applicable provisions of state securities laws; or

(ii)  (A) counsel for the Management Stockholder (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion, reasonably satisfactory in form and substance to the Company, that no such registration is required because of the availability of an exemption from registration under the Act and (B) if the Management Stockholder is a citizen or resident of any country other than the United States, or the Management Stockholder desires to effect any transfer in any such country, counsel for the Management Stockholder (which counsel shall be reasonably satisfactory to the Company) shall have furnished the Company with an opinion or other advice reasonably satisfactory in form and substance to the Company to the effect that such transfer will comply with the securities laws of each relevant jurisdiction.

Notwithstanding the foregoing, the Company acknowledges and agrees that any of the following transfers are deemed to be in compliance with the Act and this Agreement (including without limitation any restrictions or prohibitions herein) and no opinion of counsel is required in connection therewith: (x) a transfer made pursuant to Section 3, 4, 5, 6 or 9 hereof, (y) a transfer upon the death or Disability of the Management Stockholder to the Management Stockholder’s Estate or a transfer to the executors, administrators, testamentary trustees, legatees or beneficiaries of a person who has become a holder of Stock in accordance with the terms of this Agreement; provided that it is expressly understood that any such transferee shall be bound by the provisions of this Agreement, and (z) a transfer made after the Effective Date in compliance with the federal securities laws to a Management Stockholder’s Trust or any of the Management Stockholder’s Family Members, provided that such transfer is made expressly subject to this Agreement, that the transferee agrees in writing to be bound by the terms and conditions hereof and the transfer agreement is in a form approved by the Company.

(b)                                 The certificate (or certificates) representing the Stock, if any, shall bear the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION COMPLIES WITH THE PROVISIONS OF THE AMENDED AND RESTATED MANAGEMENT STOCKHOLDER’S AGREEMENT DATED AS OF                                    , 2007 BETWEEN CAPMARK FINANCIAL GROUP INC. (THE “COMPANY”) AND THE MANAGEMENT STOCKHOLDER NAMED

ON THE FACE HEREOF (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).”

(c)                                  The Management Stockholder acknowledges that he has been advised that (i) a restrictive legend in the form heretofore set forth shall be placed on the certificates representing the Stock, if any, and (ii) a notation shall be made in the appropriate records of the Company indicating that the Stock is subject to restrictions on transfer and, if applicable, appropriate stop transfer restrictions will be issued to the Company’s transfer agent with respect to the Stock.  If the Management Stockholder is a Rule 405 Affiliate, the Management Stockholder also acknowledges that (1) the Stock must be held indefinitely and the Management Stockholder must continue to bear the economic risk of the investment in the Stock unless it is subsequently registered under the Act or an exemption from such registration is available, (2) when and if shares of the Stock may be disposed of without registration in reliance on Rule 144 of the rules and regulations promulgated under the Act, such disposition can be made only in limited amounts in accordance with the terms and conditions of Rule 144 and (3) if the Rule 144 exemption is not available, public sale without registration will require compliance with some other exemption under the Act.

(d)                                 If any shares of the Stock are to be disposed of in accordance with Rule 144 under the Act or otherwise, the Management Stockholder shall promptly notify the Company of such intended disposition and shall deliver to the Company at or prior to the time of such disposition such documentation as the Company may reasonably request in connection with such sale and, in the case of a disposition pursuant to Rule 144, shall deliver to the Company an executed copy of any notice on Form 144 required to be filed with the SEC.

(e)                                  The Management Stockholder agrees that, if any shares of the Stock are offered to the public pursuant to an effective registration statement under the Act (other than registration of securities issued on Form S-8, S-4 or any successor or similar form), the Management Stockholder will not effect any public sale or distribution of any shares of the Stock not covered by such registration statement from the time of the receipt of a notice from the Company that the Company has filed or imminently intends to file such registration statement to, or within 180 days (or such shorter period as may be consented to by the managing underwriter or underwriters) in the case of the initial Public Offering and ninety (90) days (or in an underwritten offering such shorter period as may be consented to by the managing underwriter or underwriters, if any) in the case of any other Public Offering after, the effective date of such registration statement, unless otherwise agreed to in writing by the Company.

(f)                                    The Management Stockholder represents and warrants that (i) with respect to the Stock, he has received and reviewed the available information relating to the Stock, including having received and reviewed the documents related thereto, certain of which documents set forth the rights, preferences and restrictions relating to the Options and the Stock underlying the Options and (ii) he has been given the opportunity to obtain any additional information or documents and to ask questions and receive answers about such information, the Company and the business and prospects of the Company which he deems necessary to evaluate the merits and risks related to his investment in the Stock and to verify the information contained in the information received as indicated in this Section 2(f), and he has relied solely on such information.

(g)                                 The Management Stockholder further represents and warrants that (i) his financial condition is such that he can afford to bear the economic risk of holding the Stock for an indefinite period of time and has adequate means for providing for his current needs and personal contingencies, (ii) he can afford to suffer a complete loss of his or her investment in the Stock, (iii) he understands and has taken cognizance of all risk factors related to the purchase of the Stock and (iv) his knowledge and experience in financial and business matters are such that he is capable of evaluating the merits and risks of his purchase of the Stock as contemplated by this Agreement.

3.                                       Transferability of Stock.  The Management Stockholder agrees that he will not directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (any of the foregoing acts being referred to herein as a “transfer”), any Purchased Stock or Common Stock otherwise acquired and/or held by the applicable Management Stockholder Entities, or at the time of exercise, any shares of the Common Stock issuable or issued upon exercise of the Options (“Option Stock”; together with any other Purchased Stock, Net Settled Stock and Common Stock otherwise acquired and/or held by the applicable Management Stockholder Entities, collectively referred to as “Stock”) at any time during the period commencing on the Effective Date and ending on the first to occur of (i) the fifth anniversary of the Effective Date or (ii) the occurrence of a Change in Control (the first such event to occur being the “Lapse Date”); provided, however, that the Management Stockholder may transfer shares of Stock during such time pursuant to one of the following exceptions: (a) transfers permitted by Section 4, 5 or 6; (b) transfers permitted by clauses (y) and (z) of Section 2(a); (c) a sale of shares of Common Stock pursuant to an effective registration statement under the Act filed by the Company, including without limitation a sale pursuant to Section 9 (excluding any registration on Form S-8, S-4 or any successor or similar form); (d) transfers permitted pursuant to the Sale Participation Agreement; or (e) transfers permitted by the Board.  No transfer of any such shares in violation hereof shall be made or recorded on the books of the Company and any such transfer shall be void ab initio and of no effect; provided, that in the event the Management Stockholder elects not to participate in any Sale Agreement entered into by the Investor or any of its affiliates that is consummated after a Qualified Public Offering, the Company shall immediately waive the restrictions on transfer that would otherwise be imposed on the Management Stockholder pursuant to this Section 3 solely with respect to those shares of Common Stock which could have been sold by the Management Stockholder in such Sale Agreement.

4.                                       Right of First Refusal.  (a)  If, at any time prior to the first occurrence of a Lapse Date, the Management Stockholder receives a bona fide offer to purchase any or all of his Stock (the “Third Party Offer”) from a third party (which, for the avoidance of doubt, shall not include any transfers pursuant to clause (y) or (z) of Section 2(a), or pursuant to clause (c) or (d) of Section 3) (the “Offeror”), which the Management Stockholder wishes to accept, the Management Stockholder shall cause the Third Party Offer to be reduced to writing and shall notify the Company in writing of his wish to accept the Third Party Offer.  The Management Stockholder’s notice to the Company shall contain an irrevocable offer to sell such Stock to the Company (in the manner set forth below) at a purchase price equal to the price contained in, and on the same terms and conditions of, the Third Party Offer, and shall be accompanied by a copy of the Third Party Offer (which shall identify the Offeror).  At any time within fifteen (15) days after the date of the receipt by the Company of the Management Stockholder’s notice, the

Company shall have the right and option to purchase, or to arrange for a third party to purchase, all (but not less than all) of the shares of Stock covered by the Third Party Offer, pursuant to Section 4(b).

(b)                                 The Company shall have the right and option to purchase, or to arrange for a third party to purchase, all of the shares of Stock covered by the Third Party Offer at the same price and on substantially the same terms and conditions as the Third Party Offer (or, if the Third Party Offer includes any consideration other than cash, then at the sole option of the Company, at the equivalent all cash price, determined in good faith by the Board), by delivering a check or checks in the appropriate amount (or, at the discretion of the Company, by wire transfer of immediately available funds, if the Management Stockholder Entities timely provide to the Company wire transfer instructions) (and any such non-cash consideration to be paid) to the Management Stockholder at one of the Company’s primary offices (as specified by the Company) against delivery of any certificates or other instruments representing the shares of Stock so purchased, appropriately endorsed by the Management Stockholder; provided that if the Management Stockholder does not agree with the Board’s determination of “equivalent all cash price”, the Management Stockholder shall have the right to so notify the Company, the Company shall not have the right to purchase such shares and the Management Stockholder shall not have any right to sell such shares to a third party without initiating the process set forth in the first sentence of Section 4(a).  If at the end of the 15-day period, the Company has not tendered the purchase price for such shares in the manner set forth above, the Management Stockholder may, during the succeeding 60-day period, sell not less than all of the shares of Stock covered by the Third Party Offer, to the Offeror on terms no less favorable to the Management Stockholder than those contained in the Third Party Offer.  Promptly after such sale, the Management Stockholder shall notify the Company of the consummation thereof and shall furnish such evidence of the completion and time of completion of such sale and of the terms thereof as may reasonably be requested by the Company.  If, at the end of sixty (60) days following the expiration of the 15-day period during which the Company is entitled hereunder to purchase the Stock, the Management Stockholder has not completed the sale of such shares of the Stock as aforesaid, all of the restrictions on sale, transfer or assignment contained in this Agreement shall, to the extent applicable, again be in effect with respect to such shares of the Stock.

(c)                                  Notwithstanding anything in this Agreement to the contrary, this Section 4 shall terminate and be of no further force or effect upon the earlier to occur of a Change in Control or a Qualified Public Offering.

5.                                       The Management Stockholder Entities’ Right to Resell Stock and Options to the Company.

(a)                                  Except as otherwise provided herein, if, prior to the fifth anniversary of the Effective Date, the Management Stockholder is still in the employ of the Company (and/or, if applicable, any other Service Recipient) and the Management Stockholder’s employment is terminated as a result of the death or Disability of the Management Stockholder, then the applicable Management Stockholder Entity, shall, for one year (the “Put Period”) following the date of such termination for death or Disability, have the right to:

(i)  With respect to all shares of Stock held consecutively by the Management Stockholder Entities for at least six (6) months and one day, sell to the Company, and the Company shall be required to purchase, on one occasion, all such shares of Stock then held by the applicable Management Stockholder Entities at a per share price equal to the Fair Market Value Per Share as of the date of such purchase (the “Section 5 Repurchase Price”); and

(ii)  With respect to any outstanding Options: (A) sell to the Company, and the Company shall be required to purchase, on one occasion, all of the exercisable Options then held by the applicable Management Stockholder Entities for an amount equal to the product of (x) the excess, if any, of the Section 5 Repurchase Price over the Option Exercise Price and (y) the number of Exercisable Option Shares, which Options shall be terminated in exchange for such payment; or (B) receive from the Company, on one occasion, in exchange for all of the exercisable Options then held by the applicable Management Stockholder Entities, if any, a number of shares of Stock equal to the quotient of (x) the product of (1) the excess, if any, of the Fair Market Value Per Share as of the date of such exchange, over the Option Exercise Price, and (2) the number of Exercisable Option Shares, divided by (y) the Fair Market Value Per Share as of the date on which such exchange occurs, which Options shall be terminated in exchange for such shares (the “Net Settled Stock”).  In the event the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable stock options granted to the Management Stockholder under the Option Plan shall be automatically terminated without any payment in respect thereof at the time of such proposed settlement of Options.  In the event that the Management Stockholder Entities do not exercise the foregoing rights, all exercisable but unexercised Options shall terminate pursuant to the terms of Section 3.2(a) of the Stock Option Agreement.  All unexercisable Options held by the applicable Management Stockholder Entities shall terminate without payment immediately upon termination of employment.

(b)                                 For 30 days following the date that is six months after the receipt by the applicable Management Stockholder Entities of the Net Settled Stock (the “Settled Stock Put Period”) (which period may, for the avoidance of doubt, extend after the expiration of the Put Period), the applicable Management Stockholder Entities shall have the right to sell to the Company, and the Company shall be required to purchase, on one occasion, all such Net Settled Stock held by the applicable Management Stockholder Entities, at a per share price equal to the Fair Market Value Per Share as of the date of such purchase.

(c)                                  In the event the applicable Management Stockholder Entities intend to exercise their rights pursuant to Section 5(a) or 5(b), such Management Stockholder Entities shall send written notice to the Company, (i) at any time during the Put Period, of their intention to sell shares of Stock in exchange for the payment referred to in Section 5(a)(i) and/or to sell such Options or exchange such Options for Net Settled Stock or (ii) at any time during the Settled Stock Put Period, of their intention to sell the Net Settled Stock in exchange for the payment referred to in Section 5(b) and shall indicate the number of shares of Stock to be sold and the number of Options to be sold with payment in respect thereof (the “Redemption Notice”).  The completion of the purchases or exchanges shall take place at one of the primary offices of the Company (as specified by the Company) on or before the tenth business day after the giving of the Redemption Notice.  The applicable Repurchase Price (including any payment with respect to the Options as described above) shall be paid by delivery to the applicable Management Stockholder Entities of a check or checks in the appropriate amount payable to the order of each of the applicable Management Stockholder Entities (or, at the discretion of the Company, by wire transfer of immediately available funds, if the Management Stockholder Entities timely provide to the Company wire transfer instructions) and the Net Settled Stock shall be delivered to the applicable Management Stockholder Entities, both against delivery of any certificates or other instruments representing the Stock so purchased and appropriate documents canceling the Options so terminated appropriately endorsed or executed by the applicable Management Stockholder Entities or any duly authorized representative.

(d)                                 Notwithstanding anything in Section 5(a) or 5(b) to the contrary and subject to Section 11(a), if there exists and is continuing a default or an event of default on the part of the Company or any subsidiary of the Company under any loan, guarantee or other agreement under which the Company or any subsidiary of the Company has borrowed money or if the repurchase referred to in Section 5(a) would result in a default or an event of default on the part of the Company or any subsidiary of the Company under any such agreement or if a repurchase would not be permitted under the Nevada Revised Statutes Chapter 78m Section 288 (the “NRS”) or would otherwise violate the NRS (or if the Company reincorporates in another state, the business corporation law of such state) (each such occurrence being an “Event”), the Company shall not be obligated to repurchase any of the Stock or the Options from the applicable Management Stockholder Entities until the first business day which is ten (10) calendar days after all of the foregoing Events have ceased to exist (the “Repurchase Eligibility Date”); provided, however, that (i) the number of shares of Stock subject to repurchase under this Section 5(d) shall be that number of shares of Stock, and (ii) in the case of a repurchase pursuant to Section 5(a)(ii), the number of Exercisable Option Shares for purposes of calculating the Option Excess Price payable under this Section 5(d) shall be the number of Exercisable Option Shares, in each case as specified in the Redemption Notice and held by the applicable Management Stockholder Entities at the time of delivery of the Redemption Notice in accordance with Section 5(c) hereof.  All Options exercisable as of the date of a Redemption Notice, in the case of a repurchase pursuant to Section 5(a), shall continue to be exercisable until the actual repurchase of such Options pursuant to such Redemption Notice, provided that to the extent any Options are exercised after the date of such Redemption Notice, the number of Exercisable Option Shares for purposes of calculating the Option Excess Price shall be reduced accordingly.  Notwithstanding the foregoing and subject to Section 6(d), if an Event exists and is continuing for ninety (90) days, the Management Stockholder Entities shall be permitted by written notice to rescind any Redemption Notice.

(e)                                  Effect of Change in Control.  Notwithstanding anything in this Agreement to the contrary, except for any payment obligation of the Company which has arisen prior to such termination pursuant to this Section 5(e), this Section 5 shall terminate and be of no further force or effect upon the occurrence of a Change in Control.

6.                                           The Company’s Option to Purchase Stock and Options of Management Stockholder Entities Upon Certain Terminations of Employment.

(a)                                  Termination for Cause by the Company, Termination by the Management Stockholder without Good Reason and other Call Events.  Except as otherwise provided herein, if, prior to the fifth anniversary of the Effective Date, (i) the Management Stockholder’s employment with the Company and all other Service Recipients is terminated by the Company (and/or, if applicable, all other Service Recipients) for Cause, (ii) the Management Stockholder’s active employment with the Company (and/or, if applicable, all other Service Recipients) is terminated by the Management Stockholder without Good Reason, (iii) the beneficiaries of a Management Stockholder’s Trust shall include any person or entity other than the Management Stockholder, his spouse (or ex-spouse) or his lineal descendants (including adopted children) or (iv) the Management Stockholder shall otherwise effect a transfer of any of the Stock other than as permitted in this Agreement (other than as may be required by applicable law or an order of a court having competent jurisdiction) after notice from the Company of such impermissible transfer and a reasonable opportunity to cure such transfer (each, a “Section 6(a) Call Event”), then, during the one-year period following any such Section 6(a) Call Event (or through the occurrence of a Change in Control, if such event occurs earlier):

(A)                              With respect to the Stock, the Company may purchase all or any portion of the shares of the Stock then held by the applicable Management Stockholder Entities at a per share purchase price equal to the lesser of (x) the Fair Market Value Per Share and (y) the Book Value Per Share, each as of the date of such purchase (any such applicable repurchase price, the “Section 6(a) Repurchase Price”); and

(B)                                With respect to the Options if the event described in clause 6(a)(i), (iii) or (iv) has occurred, all such Options (whether or not then exercisable) held by the applicable Management Stockholder Entities will terminate immediately without payment in respect thereof; and

(C)                                With respect to the Options if the event described in clause 6(a)(ii) has occurred, the Company may purchase all or any portion of the exercisable Options held by the applicable Management Stockholder Entities for an amount equal to the product of (x) the excess, if any, of the Section 6(a) Repurchase Price over the Option Exercise Price and (y) the number of Exercisable Option Shares, which Options shall be terminated in exchange for such payment.  In the event the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable stock options granted to the Management Stockholder under the Option Plan shall be automatically terminated without any payment in respect thereof.  In the event that the Company does not exercise the foregoing rights, all exercisable but unexercised Options shall terminate pursuant to the terms of Section 3.2(a) of the Stock Option Agreement.  All unexercisable Options held by the applicable Management Stockholder Entities shall also terminate without payment immediately upon termination of employment.

(b)                                 Termination without Cause by the Company, and Termination by the Management Stockholder with Good Reason.  Except as otherwise provided herein, if, prior to the fifth anniversary of the Effective Date, (i) the Management Stockholder’s active employment with the Company (and/or, if applicable, all other Service Recipients) is terminated by the Company (and/or, if applicable, all other Service Recipients) without Cause, or (ii) the Management Stockholder’s active employment with the Company (and/or, if applicable, all other Service Recipients) is terminated by the Management Stockholder with Good Reason, (each, a

“Section 6(b) Call Event”), then, during the one-year period following any such Section 6(b) Call Event (or through the occurrence of a Change in Control, if such event occurs earlier):

(A)                              With respect to the Stock, the Company may purchase all or any portion of the shares of Stock then held by the applicable Management Stockholder Entities at a per share price equal to the Fair Market Value Per Share as of the date of such purchase; and

(B)                                With respect to the Options, the Company may purchase all or any portion of the exercisable Options held by the applicable Management Stockholder Entities for an amount equal to the product of (x) the excess, if any, of the price equal to the Fair Market Value Per Share as of the date of such purchase over the Option Exercise Price and (y) the number of Exercisable Option Shares, which Options shall be terminated in exchange for such payment.  In the event the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable stock options granted to the Management Stockholder under the Option Plan shall be automatically terminated without any payment in respect thereof.  In the event of the occurrence of a Section 6(b) Call Event, the Company shall provide the applicable Management Stockholder Entities with written notice, not less than ten (10) business days prior to the expiration date of the applicable Management Stockholder Entities’ exercisable Options then held, whether it intends to exercise its right to repurchase the applicable Management Stockholder Entities’ exercisable Options hereunder and shall include, if available, the repurchase price that the Company proposes to pay for such Options.  In the event that the Company does not exercise such foregoing rights, all exercisable but unexercised Options shall terminate pursuant to the terms of Section 3.2(a), of the Stock Option Agreement.  All unexercisable Options held by the applicable Management Stockholder Entities shall terminate without payment immediately upon termination of employment or on such later date as may otherwise be provided in the Stock Option Agreement.

(c)                                  Termination for Death, Disability or Retirement.  Except as otherwise provided herein, if, prior to the fifth anniversary of the Effective Date, the Management Stockholder’s employment with the Company (and/or, if applicable, all other Service Recipients) is terminated as a result of the death, Disability or Retirement of the Management Stockholder (each a “Section 6(c) Call Event”), then, during the one-year period following any such Section 6(c) Call Event (or through the occurrence of a Change in Control, if such event occurs earlier):

(A)                              With respect to the Stock, the Company may purchase all or any portion of the shares of Stock then held by the applicable Management Stockholder Entities at a per share price equal to the Fair Market Value Per Share as of the date of such purchase; and

(B)                                With respect to the Options held by the applicable Management Stockholder Entities, the Company may purchase all or any portion of the exercisable Options for an amount equal to the product of (x) the excess, if any, of the Fair Market Value Per Share as of the date of such purchase over the Option Exercise Price and (y) the number of Exercisable Option Shares, which Options shall be terminated in exchange for such payment.  In the event the foregoing Option Excess Price is zero or a negative number, all outstanding exercisable stock options granted to the Management Stockholder under the Option Plan shall be automatically terminated without any payment in respect thereof.  In the event that the Company does not exercise the foregoing rights all exercisable but unexercised Options shall terminate pursuant to the terms of Section 3.2(a) of the Stock Option Agreement.  All unexercisable Options held by the applicable Management Stockholder Entities shall terminate without payment immediately upon termination of employment or on such later date as may otherwise be provided in the Stock Option Agreement.

(d)                                 Call Notice.  The Company shall have a period of (i) one year from the date of any Call Event (or, if later, with respect to a Section 6(a) Call Event, the date after discovery of, and the applicable cure period for, an impermissible transfer constituting a Section 6(a) Call Event) and (ii) thirty (30) days from the date the applicable Management Stockholder Entities rescinds a Redemption Notice pursuant to the last sentence of Section 5(d), in which to give notice in writing to the applicable Management Stockholder Entities of its election to exercise its rights and obligations pursuant to this Section 6 (“Call Notice”); provided, that in the case of a Section 6(b) Call Event, such Call Notice shall be delivered to the applicable Management Stockholder Entities not less than ten (10) business days prior to the expiration of the applicable Management Stockholder Entities’ exercisable Options; provided further, that in the case of a Section 6(c) Call Event, the Company shall have a period of up to one year from the last day of the fiscal year in which the Management Stockholder’s employment terminates, but solely with respect to Options that become exercisable following the Management Stockholder’s termination of employment.  The completion of the purchases pursuant to the foregoing shall take place at one of the primary offices of the Company (as specified by the Company) on or before the tenth business day after the giving of the Call Notice.  The applicable Repurchase Price (including any payment with respect to the Options as described in this Section 6) shall be paid by delivery to the applicable Management Stockholder Entities of a check or checks in the appropriate amount payable to the order of each of the applicable Management Stockholder Entities (or, at the discretion of the Company,  by wire transfer of immediately available funds, if the applicable Management Stockholder Entities timely provide to the Company wire transfer instructions) against delivery of any certificates or other instruments representing the Stock so purchased and appropriate documents canceling the Options so terminated, appropriately endorsed or executed by the applicable Management Stockholder Entities or any duly authorized representative.

(e)                                  Delay of Call.  Notwithstanding any other provision of this Section 6 to the contrary and subject to Section 11(a), if there exists and is continuing any Event, the Company shall delay the repurchase of any of the Stock or the Options (pursuant to a Call Notice timely given in accordance with Section 6(d) hereof) from the applicable Management Stockholder Entities until the Repurchase Eligibility Date; provided, however, that (i) the number of shares of Stock subject to repurchase under this Section 6 shall be that number of shares of Stock, and (ii) in the case of a repurchase pursuant to Section 6(a), 6(b) or 6(c), the number of Exercisable Option Shares for purposes of calculating the Option Excess Price payable under this Section 6 shall be the number of Exercisable Option Shares, in each case held by the applicable Management Stockholder Entities at the time of delivery of (and as set forth in) a Call Notice in accordance with Section 6(d) hereof.  All Options exercisable as of the date of a Call Notice, in the case of a repurchase pursuant to Section 6(a), 6(b) or 6(c), shall continue to be exercisable until the actual repurchase of such Options pursuant to such Call Notice, provided that to the extent that any Options are exercised after the date of such Call Notice, the number of Exercisable Option Shares for purposes of calculating the Option Excess Price shall be reduced accordingly.  Notwithstanding the foregoing, if an Event exists and is continuing for ninety (90)

days, the Management Stockholder Entities shall be permitted by written notice to cause the Company to rescind any Call Notice but the Company shall have another thirty (30) days from the date the Event ceases to exist to give another Call Notice on the terms applicable to the first Call Notice.

(f)                                    Effect of Change in Control.  Notwithstanding anything in this Agreement to the contrary, except for any payment obligation of the Company which has arisen prior to termination pursuant to this Section 6(f), this Section 6 shall terminate and be of no further force or effect upon the occurrence of a Change in Control.

7.                                       Adjustment of Repurchase Price; Definitions.

(a)                                  Adjustment of Repurchase Price.  In determining the applicable repurchase price of the Stock and Options, as provided for in Sections 5 and 6, above, appropriate adjustments shall be made for any stock dividends, splits, combinations, recapitalizations or any other adjustment in the number of outstanding shares of Stock in order to maintain, as nearly as practicable, the intended operation of the provisions of Sections 5 and 6.

(b)                                 Definitions.  All capitalized terms used in this Agreement and not defined herein shall have such meaning as such terms are defined in the Option Plan.  Terms used herein and as listed below shall be defined as follows:

“Acquisition” shall have the meaning set forth in the first “whereas” clause.

“Act” shall have the meaning set forth in Section 2(a)(i) hereof.

“Agreement” shall have the meaning set forth in the introductory paragraph.

“Base Price” shall have the meaning set forth in Section 1(c) hereof.

“Base Share Amount” shall have the meaning set forth in Section 1(a) hereof.

“Board” shall mean the Board of Directors of the Company.

“Book Value Per Share” shall mean the quotient of (a)(i) the sum of consolidated stockholders’ equity plus equity presented outside of consolidated stockholders’ equity as mezzanine equity, as reflected in the most recent fiscal quarter-end consolidated balance sheet of the Company approved by the Board (or relevant Board committee), prepared in accordance with United States generally accepted accounting principles, plus (ii) consideration that would be received upon the exercise of all outstanding stock options and other rights to acquire Common Stock and the conversion of all securities convertible into Common Stock and other stock equivalents (but only to the extent that the per share conversion prices of such options and other securities are less than the Book Value Per Share resulting from this definition), divided by (b) the sum of the number of shares of Common Stock then outstanding and the number of shares of Common Stock issuable upon the exercise of all outstanding stock options and other rights to acquire Common Stock (but only to the extent that the per share conversion prices of such options and other securities are less than the Book Value Per Share resulting from this definition).

“Call Events” shall mean, collectively, Section 6(a) Call Events, Section 6(b) Call Events and Section 6(c) Call Events.

“Call Notice” shall have the meaning set forth in Section 6(d) hereof.

“Cause” shall mean “Cause” as such term may be defined in any employment agreement between the Management Stockholder and the Company or any other Service Recipient (the “Employment Agreement”), or, if there is no such Employment Agreement (or if such term is not defined therein), “Cause” shall exist if the Board reasonably determines that any one or more of the following events has occurred while employed by the Company or any other Service Recipient: (i) the Management Stockholder’s willful and continued failure (except where due to a physical or mental incapacity) to substantially perform his material duties with respect to the Company or any Service Recipient which continues beyond ten (10) days after a written demand for substantial performance is delivered to the Management Stockholder by the applicable Service Recipient (such ten-day period, the “Cure Period”); (ii) any gross misconduct of the Management Stockholder that causes material and demonstrable injury, monetarily or otherwise, to any Service Recipient; (iii) conviction of, or plea of guilty or nolo contendere to, the commission of (x) a felony by the Management Stockholder or (y) any misdemeanor involving theft, fraud, misappropriation or moral turpitude (other than in connection with any traffic violations); (iv) the Management Stockholder’s disqualification or bar by any governmental or self-regulatory authority from serving in his position with the applicable Service Recipient or the Management Stockholder’s loss of any governmental or self-regulatory license that is reasonably necessary for the Management Stockholder to perform his material duties with respect to the applicable Service Recipient in any such case, as a result of misconduct by the Management Stockholder; (v) the Management Stockholder’s willful obstruction of, or willful failure to cooperate with (except where due to a physical or mental incapacity), any investigation authorized by the Board; provided that exercise by the Management Stockholder of his constitutional rights under the Fifth Amendment of the United States Constitution in the event of any criminal investigation of the Management Stockholder shall not be treated as obstruction of or failure to cooperate with any such investigation; (vi) the Management Stockholder’s material breach of the applicable Service Recipient’s written code of conduct and business ethics, which breach is customarily punishable by termination of employment by the applicable Service Recipient; or (vii) a material breach by the Management Stockholder of the restrictive covenants applicable to the Management Stockholder pursuant to the Management Stockholder’s Management Stockholders’ Agreement or other agreements, if any, which continues beyond the Cure Period (to the extent that, in the Board’s reasonable judgment, such breach can be cured).

“Change in Control” shall mean (i) the sale of all or substantially all of the assets of Investor LLC, the Company, or Capmark Finance Inc. to an Unaffiliated Person; or (ii) a sale by the Company or Investor LLC, in a single transaction or in a related series of transactions, of the voting stock of the Company resulting in more than 50% of the voting stock of the Company being held (either directly or indirectly through Investor LLC, and which for the avoidance of doubt includes the distribution of any interests in Investor LLC being distributed to any limited partners of any Investor, which are not Affiliates of that Investor) by an Unaffiliated Person; or (iii) a sale by the Company or Investor LLC, in an unrelated series of transactions, of the voting stock of the Company, as a result of which an Unaffiliated Person is (either directly or indirectly through Investor LLC, and which for the avoidance of doubt includes the distribution of any interests in Investor LLC being distributed to any limited partners of any Investor, which are not Affiliates of that Investor) the single largest holder of voting stock of the Company; or (iv) a merger or consolidation of the Company or Investor LLC into an Unaffiliated Person;  if and only if any such event (or as a result of any such event) listed in (i) – (iv) above results in the inability of the Investors and any of their respective Affiliates, either as a Group or individually (through Investor LLC or otherwise), to elect a majority of the Board or board of directors of the resulting entity; provided, however, to the extent any such event listed in (i) – (iv) above occurs but at such time either the Investors and their Affiliates as a Group, or any of the Investors or their respective Affiliates individually (through Investor LLC or otherwise) retain the ability to elect a majority of the Board or the board of directors of the resulting entity, a Change in Control shall be deemed to have occurred upon any later date on which either the Investors and their respective Affiliates as a Group or any of the Investors or their Affiliates individually retain such ability. For purposes of this definition, the term “Unaffiliated Person” means any Person or Group who is not (x) an Investor or any member of an Investor, (y) an Affiliate of an Investor or any member of an Investor or (z) an entity in which an Investor or any member of an Investor holds, directly or indirectly, a majority of the economic interests in such entity.

Notwithstanding the foregoing, if any of the transactions described in (i), (ii) or (iv) of the preceding paragraph shall occur and the other Person or Group involved in such transaction (or its parent entity) is an Affiliate of any Investor because it is under common control by an ultimate parent entity, but the day-to-day operations of, and key business decisions regarding, such Affiliate are controlled by an entity that is, or individuals who are, principally engaged in a business other than the management or operations of private equity funds (any such Affiliate, a “Strategic Business Affiliate”), then the determination of whether a Change in Control has occurred shall be made by applying the relevant test in clause (i), (ii) or (iv) above (along with the test of whether the Investors and their Affiliates as a Group or any of the Investors or their Affiliates individually (through Investor LLC or otherwise) lose the ability to elect a majority of the Board) as if the Strategic Business Affiliate was not an Affiliate of any of the Investors and by treating the voting power of the Strategic Business Affiliate in the Company (or the resulting entity) as if it were held by a Person or Group unaffiliated with any of the Investors.

“Closing” shall have the meaning set forth in Section 1(f) hereof.

“Closing Date” shall have the meaning set forth in Section 1(f) hereof.

“Common Stock” shall mean the Company’s outstanding common stock, par value $0.001 per share.

“Company” shall have the meaning set forth in the introductory paragraph.

“Confidential Information” shall mean all non-public information concerning trade secrets, know-how, software, developments, inventions, processes, technology, designs, financial data, strategic business plans or any proprietary or confidential information, documents or materials in any form or media, including any of the foregoing relating to research, operations, finances, current and proposed products and services, vendors, customers, advertising and marketing, and other non-public, proprietary, and confidential information of the Restricted Group. For purposes of this Agreement, on and after any termination of the Management

Stockholder’s employment with any Service Recipient for any reason, the term “Confidential Information” shall not include the names, addresses or phone numbers of the Management Stockholder’s principal contacts at any client (whether current, prospective or former) of the Company or any other Service Recipient, with respect to which the Management Stockholder has personally contacted to solicit business for the Company or any other Service Recipient within the three (3) month period immediately preceding any such termination of employment.

“Custody Agreement and Power of Attorney” shall have the meaning set forth in Section 9(e) hereof.

“Disability” shall mean “Disability” as such term is defined in the Employment Agreement, or if there is no such Employment Agreement (or if such term is not defined therein), “Disability” shall mean the Management Stockholder’s physical or mental disability or infirmity that prevents the performance of such Management Stockholder’s duties for a period of (i) one hundred twenty (120) consecutive days or (ii) one hundred eighty (180) non-consecutive days during any twelve (12) month period, in either case, as evidenced by a written statement of a physician licensed to practice medicine in any state in the United States mutually agreed upon by the applicable Service Recipient.

“Dune” shall have the meaning set forth in the first “whereas” paragraph.

“Effective Date” shall have the meaning set forth in the sixth “whereas” paragraph.

“Employment Agreement” shall have the meaning set forth in this Section 7(b).

“Escrow Account” shall have the meaning set forth in Section 1(f) hereof.

“Event” shall have the meaning set forth in Section 5(d) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended (or any successor statute thereto).

“Exercisable Option Shares” shall mean the shares of Common Stock that could be purchased by the Management Stockholder upon exercise of his or her outstanding and exercisable Options.

“Fair Market Value Per Share” shall mean (i) if there has been a Qualified Public Offering, the price per share equal to the average of the high and low closing bid prices of the shares of Common Stock on such stock exchange on which the shares are principally trading on the date in question, or, if there were no sales on such date, on the closest preceding date on which there were sales of shares, or (ii) if there has been no Qualified Public Offering, the fair market value per share of the shares of Common Stock on an entity basis (i.e., without minority discount) as determined in good faith by the Board.

“FMCP” shall have the meaning set forth in the first “whereas” paragraph.

“Good Reason” shall mean “Good Reason” as such term is defined in the Employment Agreement, or if there is no such Employment Agreement (or if such term is not defined therein),

“Good Reason” shall mean, without the Management Stockholder’s consent, (i) the material reduction of the Management Stockholder’s annual rate of base salary (excluding any general salary reduction affecting substantially all of the full-time, salaried employee population of the applicable Service Recipient) or annual bonus opportunity (excluding reductions in the value of any performance bonus pool as a result of Company or business unit’s performance or changes in the goal amount or type of performance targets of the applicable bonus arrangement) or the material reduction of the Management Stockholder’s commission opportunity, on an annual basis (excluding any reductions due to the Management Stockholder’s individual performance (or lack thereof) or due to any change in the structure of the commission plan or program in which the Management Stockholder participates to reflect the market conditions as they exist from time to time), (ii) a material diminution in the Management Stockholder’s employment duties or responsibilities, in each case, following a reasonable period by the applicable Service Recipient to cure such event following receipt of written notice by the Management Stockholder indicating the event giving rise to Good Reason; or (iii) relocation of the Management Stockholder’s primary workplace to a location more than 50 miles away from his prior office location.   The Management Stockholder may terminate his employment with Good Reason by providing the Company ten (10) days’ written notice setting forth in reasonable specificity the event that constitutes Good Reason, within one hundred eighty (180) days after the occurrence of such event.

“GMAC” shall have the meaning set forth in the first “whereas” paragraph.

“Group” shall mean “group,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“GSCP” shall have the meaning set forth in the first “whereas” paragraph.

“Holders” shall have the meaning set forth in Section 9(d) hereof.

“Investment Amount” shall have the meaning set forth in Section 1(a) hereof.

“Investor Group” shall mean, collectively, Investor LLC, its members, the Investors, and any of their respective Affiliates.

“Investor LLC” shall have the meaning set forth in the first “whereas” paragraph.

“Investors” shall have the meaning set forth in the first “whereas” paragraph.

“KKR” shall have the meaning set forth in the first “whereas” paragraph.

“Lapse Date” shall have the meaning set forth in Section 3 hereof.

“Management Stockholder” shall have the meaning set forth in the introductory paragraph.

“Management Stockholders” shall mean collectively the Management Stockholder and the Other Management Stockholders (including, without duplication, any applicable

Management Stockholder Entities that acquired and/or held Common Stock pursuant to Section 2(a) hereof).

“Management Stockholder Documents” shall have the meaning set forth in the third “whereas” paragraph.

“Management Stockholder Entities” shall mean the Management Stockholder’s Trust, the Management Stockholder, the Management Stockholder’s Family Members and the Management Stockholder’s Estate, collectively.

“Management Stockholder’s Estate” shall mean the conservators, guardians, executors, administrators, testamentary trustees, legatees or beneficiaries of the Management Stockholder.

“Management Stockholder’s Family Members” shall mean the Management Stockholder’s spouse (or ex-spouse, as applicable) or his lineal descendants (including adopted descendants).

“Management Stockholder’s Trust” shall mean a partnership, limited liability company, corporation, trust or custodianship, the beneficiaries, partners, members or shareholders, as applicable, of which may include only the Management Stockholder, his spouse (or ex-spouse) or his lineal descendants (including adopted) or, if at any time after any such transfer there shall be no then living spouse or lineal descendants, then to the ultimate beneficiaries, partners, members or shareholders, as applicable, of any such partnership, limited liability company, corporation, trust or custodianship or to the estate of a deceased beneficiary.

“Master Signature Page” shall have the meaning set forth in Section 1(a) hereof.

“Maximum Repurchase Amount” shall have the meaning set forth in Section 11(a) hereof.

“Memorandum” shall have the meaning set forth in the fourth “whereas” paragraph.

“Net Settled Stock” shall have the meaning set forth in Section 5(a)(ii) hereof.

“NRS” shall have the meaning set forth in Section 5(d) hereof.

“Notice” shall have the meaning set forth in Section 9(b) hereof.

“Offeror” shall have the meaning set forth in Section 4(a) hereof.

“Option” shall have the meaning set forth in the second “whereas” paragraph.

“Option Excess Price” shall mean the aggregate amount paid or payable by the Company in respect of Exercisable Option Shares pursuant to Section 5 or 6, as applicable.

“Option Exercise Price” shall mean the then-current exercise price of the shares of Common Stock covered by the applicable Option.

“Option Plan” shall have the meaning set forth in the second “whereas” paragraph.

“Option Stock” shall have the meaning set forth in Section 3 hereof.

“Other Management Stockholders” shall have the meaning set forth in the third “whereas” paragraph.

“Other Management Stockholders’ Agreements” shall have the meaning set forth in the third “whereas” paragraph.

“Parties” shall have the meaning set forth in the introductory paragraph.

“Person” shall mean “person,” as such term is used for purposes of Section 13(d) or 14(d) of the Exchange Act.

“Piggyback Registration Rights” shall have the meaning set forth in Section 9(a) hereof.

“Prior Agreement” shall have the meaning set forth in the sixth “whereas” paragraph.

“Proposed Registration” shall have the meaning set forth in Section 9(b) hereof.

“Public Offering” shall mean the sale of shares of Common Stock to the public subsequent to the date hereof pursuant to a registration statement under the Act which has been declared effective by the SEC (other than a registration statement on Form S-4, S-8 or any other similar form).

“Purchased Stock” shall have the meaning set forth in Section 1(a) hereof.

“Put Period” shall have the meaning set forth in Section 5(a) hereof.

“Qualified Public Offering” shall mean any Public Offering (whether an initial or subsequent offering) after which at least 35% of the Company’s or any affiliated holding company’s, outstanding common stock is listed on the New York Stock Exchange or the Nasdaq National Market or other nationally recognized stock exchange or listing system.

“Redemption Notice” shall have the meaning set forth in Section 5(c) hereof.

 “Repurchase Eligibility Date” shall have the meaning set forth in Section 5(d) hereof.

“Repurchase Price” shall mean the amount to be paid in respect of the Stock and Options to be purchased by the Company pursuant to Section 5(a), Section 5(b), Section 6(a), 6(b), or 6(c), as applicable.

“Request” shall have the meaning set forth in Section 9(b) hereof.

“Restricted Group” shall mean, collectively, the Company, its subsidiaries, the Investors and their respective Rule 405 Affiliates.

“Retirement” shall mean a Management Stockholder’s termination of employment other than for Cause, at or after (i) attaining age 62 or such other age as the Board in consultation with the Chief Executive Officer of the Company determines and (ii) completing at least three years of continuous service with the Company and/or any of its subsidiaries following the date of the Stock Purchase Closing or earlier with the consent of the Compensation Committee of the Board.

“Rule 405 Affiliate” shall mean an affiliate of the Company as defined under Rule 405 of the rules and regulations promulgated under the Act and as interpreted in good faith by the Board.

“Sale Agreement” shall have the meaning set forth in the Sale Participation Agreement.

“Sale Participation Agreement” shall have the meaning set forth in the third “whereas” paragraph.

“SEC” shall mean the Securities and Exchange Commission.

“Section 5 Repurchase Price” shall have the meaning set forth in Section 5(a)(i) hereof.

“Section 6(a) Call Event” shall have the meaning set forth in Section 6(a) hereof.

“Section 6(a) Repurchase Price” shall have the meaning set forth in Section 6(a) hereof.

“Section 6(b) Call Event” shall have the meaning set forth in Section 6(b) hereof.

“Section 6(c) Call Event” shall have the meaning set forth in Section 6(c) hereof.

“Service Recipient” shall mean, the Company, any subsidiary of the Company, or any affiliate of the Company that satisfies the definition of “service recipient” within the meaning of Proposed Treasury Regulation Section 1.409A-1(g) (or any successor regulation), with respect to which the Management Stockholder is a “service provider” (within the meaning of Proposed Treasury Regulation Section 1.409A-1(f) (or any successor regulation)).

“Settled Stock Put Period” shall have the meaning set forth in Section 5(b) hereof.

“Share Price” shall have the meaning set forth in Section 1(a) hereof.

“Shares” shall have the meaning set forth in Section 1(a) hereof.

“Stock” shall have the meaning set forth in Section 3 hereof.

“Stockholders’ Agreement” shall have the meaning set forth in Section 9(a) hereof.

“Stock Option Agreement” shall have the meaning set forth in the second “whereas” paragraph.

“Stock Purchase Agreement” shall have the meaning set forth in the first “whereas” paragraph.

“Stock Purchase Closing” shall have the meaning set forth in the Stock Purchase Agreement.

“Strategic Business Affiliate” shall have the meaning set forth in this Section 7(b).

“Third Party Offer” shall have the meaning set forth in Section 4(a) hereof.

“Transfer” shall have the meaning set forth in Section 3.

8.                                       The Company’s Representations and Warranties.

(a)                                  The Company represents and warrants to the Management Stockholder that (i) this Agreement has been duly authorized, executed and delivered by the Company and is enforceable against the Company in accordance with its terms and (ii) the Stock, when issued and delivered in accordance with the terms hereof and the other agreements contemplated hereby, will be duly and validly issued, fully paid and nonassessable.

(b)                                 If the Company becomes subject to the reporting requirements of Section 12 of the Exchange Act, the Company will file the reports required to be filed by it under the Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, to the extent required from time to time to enable the applicable Management Stockholder Entities to sell shares of Stock without registration under the Exchange Act within the limitations of the exemptions provided by (A) Rule 144 under the Act, as such rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC.  Notwithstanding anything contained in this Section 8(b), the Company may de-register under Section 12 of the Exchange Act if it is then permitted to do so pursuant to the Exchange Act and the rules and regulations thereunder and, in such circumstances, shall not be required hereby to file any reports which may be necessary in order for Rule 144 or any similar rule or regulation under the Act to be available.  Nothing in this Section 8(b) shall be deemed to limit in any manner the restrictions on sales of Stock contained in this Agreement.

9.                                       “Piggyback” Registration Rights.  Effective as of the Closing Date:

(a)                                  The Management Stockholder hereby agrees to be bound by all of the terms, conditions and obligations of the piggyback registration rights contained in Section 4.2 of the Stockholders’ Agreement (the “Stockholders’ Agreement”) entered into by and among Investor LLC, the Company and GMAC Mortgage Group, Inc. (the “Piggyback Registration Rights”), as in effect on the date hereof (as amended from time to time), and, if Investor LLC is selling stock following the expiration of Investor LLC’s underwriter’s lock-up in connection with any Public Offering, shall have all of the rights and privileges of the Piggyback Registration Rights (including, without limitation, the right to participate in a public offering and any rights to indemnification and/or contribution from the Company and/or Investor LLC) and all of the obligations of a Stockholder thereunder with respect such Piggyback Registration Rights, in each case as if the Management Stockholder were a Stockholder thereunder, subject to applicable and customary underwriter restrictions; provided, however, that at no time shall any applicable Management Stockholder Entities have any rights to request registration under Section 4.1 of the Stockholders’ Agreement.  All Stock purchased or held by the applicable Management Stockholder Entities pursuant to this Agreement shall be deemed to be “Registrable Securities” as defined in the Stockholders’ Agreement.

(b)                                 In the event of a sale of Common Stock by Investor LLC in accordance with the terms of the Stockholders’ Agreement, the Company will promptly notify the applicable Management Stockholder Entities in writing (a “Notice”) of any proposed registration (a “Proposed Registration”).  If within fifteen (15) days of the receipt by the applicable Management Stockholder Entities of such Notice, the Company receives from the applicable Management Stockholder Entities a written request (a “Request”) to register shares of Stock held by the applicable Management Stockholder Entities (which Request will be irrevocable unless otherwise mutually agreed to in writing by the applicable Management Stockholder Entities and the Company), shares of Stock will be so registered as provided in this Section 9; provided, however, that for each such registration statement only one Request, which shall be executed by the applicable Management Stockholder Entities, may be submitted for all Registrable Securities held by the applicable Management Stockholder Entities.

(c)                                  The maximum number of shares of Stock which will be registered pursuant to a Request will be the lower of (i) the number of shares of Stock then held by the Management Stockholder Entities, including all shares of Stock which the Management Stockholder Entities are then entitled to acquire under an unexercised Option to the extent then exercisable, multiplied by a fraction, the numerator of which is the number of shares of Stock being sold, directly or indirectly, by the Investors and any affiliated or unaffiliated investment partnerships and investment limited liability companies investing with the selling Investors and the denominator of which is the aggregate number of shares of Stock owned by the selling Investors and any investment partnerships and investment limited liability companies investing with the selling Investors or (ii) the maximum number of shares of Stock which the Company can register in the Proposed Registration without adverse effect on the offering in the view of the managing underwriters (reduced pro rata as more fully described in subsection (d) of this Section 9).

(d)                                 If a Proposed Registration involves an underwritten offering and the managing underwriter advises the Company in writing that, in its opinion, the number of shares of Stock requested to be included in the Proposed Registration exceeds the number which can be sold in such offering, so as to be likely to have an adverse effect on the price, timing or distribution of the shares of Stock offered in such Public Offering as contemplated by the Company, then the Company will include in the Proposed Registration (i) first, 100% of the shares of Stock the Company proposes to sell and (ii) second, to the extent of the number of shares of Stock requested to be included in such registration which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above, the number of shares of Stock which the selling Investors (whether selling directly or through Investor LLC) and any affiliated or unaffiliated investment partnerships and investment limited liability companies investing with the selling Investors and the Management Stockholders (together, the “Holders”) have requested to be included in the Proposed Registration, such amount to be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Stock then held by each such Holder (including upon exercise of all exercisable Options) (provided that any shares thereby allocated to any such Holder that exceed such Holder’s request will be reallocated among the remaining requesting Holders in like manner).

(e)                                  Upon delivering a Request the applicable Management Stockholder Entities will, if requested by the Company, execute and deliver a custody agreement and power of attorney having customary terms and in form and substance reasonably satisfactory to the Company with respect to the shares of Stock to be registered pursuant to this Section 9 (a “Custody Agreement and Power of Attorney”).  The Custody Agreement and Power of Attorney will provide, among other things, that the applicable Management Stockholder Entities will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates (to the extent applicable) representing such shares of Stock (duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the applicable Management Stockholder Entities’ agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the applicable Management Stockholder Entities’ behalf with respect to the matters specified therein.

(f)                                    The Management Stockholder agrees that he will execute such other agreements as the Company may reasonably request to further evidence the provisions of this Section 9.

10.                                 Co-Investment Right.  The Management Stockholder shall have the right to invest in the future in any new securities of the Company on the same terms as any member of the Investor Group, as applicable, Investor LLC or the Investors, as applicable,  is offered the right to purchase such securities, on a pro rata basis based on the number of shares of Purchased Stock then owned by such applicable Management Stockholder Entities compared to the number of shares of Common Stock then owned by the members of the Investor Group, Investor LLC and the Investors as a group, except that any such investment by the Management Stockholder shall be subject to the transfer restrictions applicable generally to Option Stock and Purchased Stock, and not entitled to any more favorable terms than those granted to the Investors.  The Company shall provide the applicable Management Stockholder Entities with advance written notice of any such investment opportunity in accordance with applicable securities laws, but in no event later than fifteen (15) days prior to the closing of any such investment by Investor LLC or the Investors, as applicable.

11.                                 Pro Rata Repurchases; Dividends.  (a)  Notwithstanding anything to the contrary contained in Section 5 or 6, if at any time consummation of any purchase or payment to be made by the Company pursuant to this Agreement and the Other Management Stockholders Agreements would result in an Event, then the Company shall make purchases from, and payments to, the Management Stockholders pro rata (on the basis of the proportion of the number of shares of Stock each of the Management Stockholders have elected or are required to sell to the Company) for the maximum number of shares of Stock permitted without resulting in an Event (the “Maximum Repurchase Amount”).  The provisions of Section 5(d) and 6(d) shall apply in their entirety to payments and repurchases with respect to shares of Stock which may not be made due to the limits imposed by the Maximum Repurchase Amount under this Section 11(a).  Until all of such Stock is purchased and paid for by the Company, each of the Management Stockholders whose Stock is not purchased in accordance with this Section 11(a) shall have priority, on a pro rata basis, over other purchases of Stock by the Company pursuant to this Agreement and Other Management Stockholders’ Agreements.

(b)                                 In the event any dividends are paid with respect to the Stock, the applicable Management Stockholder Entities will be treated in the same manner as all other holders of Common Stock with respect to shares of Stock then owned by the applicable Management Stockholder Entities, and, with respect to any Options held by the applicable Management Stockholder Entities, in accordance, as applicable, with Section 2.4 of the Stock Option Agreement or as otherwise provided under the Capmark Financial Group Inc. Dividend Equivalent Rights Plan.

12.                                 Rights to Negotiate Repurchase Price.  Nothing in this Agreement shall be deemed to restrict or prohibit the Company from purchasing, redeeming or otherwise acquiring for value shares of Stock or Options from the Management Stockholder, at any time, upon such terms and conditions, and for such price, as may be mutually agreed upon in writing between the Parties, whether or not at the time of such purchase, redemption or acquisition circumstances exist which specifically grant the Company the right to purchase, or the Management Stockholder the right to sell, shares of Stock or any Options under the terms of this Agreement; provided that no such purchase, redemption or acquisition shall be consummated, and no agreement with respect to any such purchase, redemption or acquisition shall be entered into, without the prior approval of the Board.

13.                                 Covenant Regarding 83(b) Election.  Except as the Company may otherwise agree in writing, the Management Stockholder hereby covenants and agrees that he will make an election provided pursuant to Treasury Regulation Section 1.83-2 with respect to the Stock, including without limitation, the Stock to be acquired upon each exercise of the Management Stockholder’s Options; and the Management Stockholder further covenants and agrees that he will furnish the Company with copies of the forms of election the Management Stockholder files within thirty (30) days after each transfer of Stock by the Company to the Management Stockholder pursuant to this Management Stockholder’s Agreement, and within thirty (30) days after each exercise of the Management Stockholder’s Options and with evidence that each such election has been filed with the Internal Revenue Service in a timely manner.

14.                                 Notice of Change of Beneficiary.  Immediately prior to any transfer of Stock to a Management Stockholder’s Trust, the Management Stockholder shall provide the Company with a copy of the instruments creating the Management Stockholder’s Trust and with the identity of the beneficiaries of the Management Stockholder’s Trust.  The applicable Management Stockholder Entity shall notify the Company as soon as practicable prior to any change in the identity of any beneficiary of the Management Stockholder’s Trust.

15.                                 Recapitalizations, etc.  The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Stock or the Options, to any and all shares of capital stock of the Company or any capital stock, partnership units or any other security evidencing ownership interests in any successor or assign of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or substitution of the Stock or the Options by reason of any stock dividend, split, reverse split, combination, recapitalization, liquidation, reclassification, merger, consolidation or otherwise.

16.                                 Management Stockholder’s Employment by the Company.  Nothing contained in this Agreement or in any other agreement entered into by the Company and the Management Stockholder contemporaneously with the execution of this Agreement (subject to, and except as set forth in, the applicable provisions of any offer letter or letter of employment provided to the Management Stockholder by the Company or any employment agreement entered by and between the Management Stockholder and the Company) (i) obligates the Company or any subsidiary of the Company to employ the Management Stockholder in any capacity whatsoever or (ii) prohibits or restricts the Company (or any such subsidiary) from terminating the employment of the Management Stockholder at any time or for any reason whatsoever, with or without Cause, and the Management Stockholder hereby acknowledges and agrees that neither the Company nor any other person has made any representations or promises whatsoever to the Management Stockholder concerning the Management Stockholder’s employment or continued employment by the Company or any subsidiary of the Company.

17.                                 Binding Effect.  The provisions of this Agreement shall be binding upon and accrue to the benefit of the Parties and their respective heirs, legal representatives, successors and assigns.  In the case of a transferee permitted under Section 2(a) (other than Section 3 (c) or (d) thereof) hereof, such transferee shall be deemed the Management Stockholder hereunder; provided, however, that no transferee (including without limitation, transferees referred to in Section 2(a) hereof) shall derive any rights under this Agreement unless and until such transferee has delivered to the Company a valid undertaking and becomes bound by the terms of this Agreement.

18.                                 Amendment.  Except as otherwise provided herein, any modification, amendment or waiver of any provision of this Agreement shall require and shall become effective upon approval in writing (i) by the Company, (ii) the Management Stockholders representing a majority of the Common Stock held by all Management Stockholders and (iii) Investor LLC.  The Company shall provide notice of any such modification amendment or waiver promptly after any approval thereof as provided in this Section 18.   Notwithstanding anything in this Agreement to the contrary, in the event it is determined by the Company (in consultation with its auditors) that any provision in this Agreement results in any share of Common Stock or other share-based award (or any portion hereof) being classified as a liability as contemplated by FASB Statement No. 123R, Share-Based Payment, including any amendments and interpretations thereto, then the Board (or designated members thereof) and the senior management of the Company shall work together in good faith to modify such provision to avoid the share or award being classified as a liability and to maintain economic advantages of the applicable share of Common Stock or other share-based award to the Management Stockholder that are similar to those provided under this Agreement as currently written.

19.                                 Closing.

(a)                                  Except as otherwise provided in Section 19(b), the closing of each purchase and sale of shares of Stock pursuant to this Agreement shall take place at one of the Company’s primary offices (as specified by the Company) on or before the tenth business day following delivery of the notice by either Party to the other of its exercise of the right to purchase or sell such Stock hereunder.

(b)                                 The closing of any repurchase of the Stock by the Company pursuant to this Agreement will be deemed to have occurred after written notice of the repurchase has been sent to the applicable Management Stockholder Entities and upon the earlier of (i) the Company irrevocably depositing or setting aside the full repurchase price as determined by this Agreement and (ii) the Company making payment to the applicable Management Stockholder Entities of the full repurchase price as determined by this Agreement (less applicable withholding) by transmittal of a check by mail or overnight delivery service to the address of the Management Stockholder specified in Section 24(b) hereof (or, at the discretion of the Company,  by wire transfer of funds, if the Management Stockholder Entities timely provide to the Company wire transfer instructions).

(c)                                  Upon satisfaction of all applicable closing conditions in Section 19(b), all of the Management Stockholder’s right, title, and interest in the Stock shall be transferred and assigned to the Company and no further action or consent by either party will be required to effectuate this transfer and assignment; and the Management Stockholder Entities waive any claim of ownership that they may have with respect to the Stock.

20.                                 Applicable Law; Jurisdiction; Arbitration; Legal Fees.

(a)                                  The laws of the State of Delaware applicable to contracts executed and to be performed entirely in such state shall govern the interpretation, validity and performance of the terms of this Agreement.

(b)                                 In the event of any controversy among the Parties arising out of, or relating to, this Agreement which cannot be settled amicably by the Parties, such controversy shall be finally, exclusively and conclusively settled by mandatory arbitration conducted expeditiously in accordance with the American Arbitration Association rules by a single independent arbitrator.  Such arbitration process shall take place within 100 miles of the New York City metropolitan area.  The decision of the arbitrator shall be final and binding upon all Parties and shall be rendered pursuant to a written decision, which contains a detailed recital of the arbitrator’s reasoning.  Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

(c)                                  Notwithstanding the foregoing, the Management Stockholder acknowledges and agrees that the Company, its subsidiaries, the Investors and any of their respective Rule 405 Affiliates shall be entitled to injunctive or other relief in order to enforce the covenant not to solicit and/or confidentiality covenants as set forth in Section 25(a) of this Agreement.

(d)                                 In the event of any arbitration or other disputes with regard to this Agreement or any other document or agreement referred to herein, each Party shall pay its own legal fees and expenses, unless otherwise determined by the arbitrator.  Notwithstanding anything herein to the contrary, if the Employment Agreement contains a similar provision relating to arbitration and/or dispute resolution, such provision in the Employment Agreement shall govern any controversy hereunder.

21.                                 Assignability of Certain Rights by the Company.  The Company shall have the right to assign any or all of its rights or obligations to purchase shares of Stock pursuant to Sections 4, 5 and 6 hereof.

22.                                 Miscellaneous.

(a)                                  In this Agreement all references to “dollars” or “$” are to United States dollars and the masculine pronoun shall include the feminine and neuter, and the singular the plural, where the context so indicates

(b)                                 If any provision of this Agreement shall be declared illegal, void or unenforceable by any court of competent jurisdiction, the other provisions shall not be affected, but shall remain in full force and effect.

23.                                 Withholding.  The Company or its subsidiaries shall have the right to deduct from any cash payment made under this Agreement to the applicable Management Stockholder Entities any minimum federal, state or local income or other taxes required by law to be withheld with respect to such payment.

24.                                 Notices.  All notices and other communications provided for herein shall be in writing.  Any notice or other communication hereunder shall be deemed duly given (i) upon confirmation of facsimile, (ii) one business day following the date sent when sent by overnight delivery and (iii) five (5) business days following the date mailed when mailed by registered or certified mail return receipt requested and postage prepaid, in each case as follows:

(a)                                  If to the Company, to it at the following address:

Capmark Financial Group Inc.
116 Welsh Road

Horsham, PA 19044

Attention:  General Counsel

with copies to:

Kohlberg Kravis Roberts & Co. L.P.

9 West 57th Street

New York, New York 10019

Attention:  Scott C. Nuttall

and

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
Attention:  Sean D. Rodgers, Esq.

Telecopy:  (212) 455-2502

(b)                                 If to the Management Stockholder, to him at the address in the Company’s records;

or at such other address as either party shall have specified by notice in writing to the other.

25.                                 Confidential Information; Covenant Not to Solicit.

(a)                                  In consideration of the Company entering into this Agreement with the Management Stockholder, the Management Stockholder hereby agrees effective as of the date of the Management Stockholder’s commencement of employment with the Company or its subsidiaries, without the Company’s prior written consent, the Management Stockholder shall not, directly or indirectly, (i) at any time during or after the Management Stockholder’s employment with the Company or its subsidiaries, disclose any Confidential Information pertaining to the business of the Company or any of its subsidiaries, except when required to perform his or her duties to the Company or one of its subsidiaries, by law or judicial process; or (ii) at any time during the Management Stockholder’s employment with the Company or its subsidiaries and for a period of one year thereafter, directly or indirectly solicit or offer employment to any person who has been employed by the Company or any of its subsidiaries at any time during the twelve (12) months immediately preceding the termination of the Management Stockholder’s employment.  If the Management Stockholder is bound by any other agreement with the Company regarding the use or disclosure of confidential information, the provisions of that agreement shall control with respect to the use or disclosure of confidential information, and this Section 25(a) shall not apply.

(b)                                 Notwithstanding clause (a) above, if at any time a court holds that the restrictions stated in such clause (a) are unreasonable or otherwise unenforceable under circumstances then existing, the Parties agree that the maximum period, scope or geographic area determined to be reasonable under such circumstances by such court will be substituted for the stated period, scope or area.  Because the Management Stockholder’s services are unique and because the Management Stockholder has had access to Confidential Information, the Parties agree that money damages will be an inadequate remedy for any breach of this Agreement.  In the event of a breach or threatened breach of this Agreement, the Company or its successors or assigns may, in addition to other rights and remedies existing in their favor, apply to any court of competent jurisdiction for specific performance and/or injunctive relief in order to enforce, or prevent any violations of, the provisions hereof (without the posting of a bond or other security).

(c)                                  In the event that the Management Stockholder breaches any of the provisions of Section 25(a), in addition to all other remedies that may be available to the Company, such Management Stockholder shall be required to pay to the Company any amounts actually paid to him or her by the Company in respect of any repurchase by the Company of Options or shares of Common Stock underlying the Options held by such Management Stockholder, in excess of any amounts paid by the Management Stockholder for such shares of Common Stock (whether upon exercise of vested Options or otherwise).

26.                                 Counterparts; Master Signature Page.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.  The Master Signature Page, when duly executed and delivered by the Management Stockholder in accordance with the terms hereof and thereof, shall supplement and form a part of this Agreement, and references to this Agreement shall be construed accordingly.  The due execution of the Master Signature Page by the Management Stockholder shall be deemed to constitute the execution by the Management Stockholder of this Agreement.

IN WITNESS WHEREOF, upon due execution and delivery by the Management Stockholder of the Master Signature Page to the Company, the Management Stockholder has executed this Agreement, and the Company has executed this Agreement upon completion and delivery by the Company of such Master Signature Page to the Management Stockholder, and as of the date set forth above.